Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CIRCOR International, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-91229 and No. 333-125237) and Form S-3 (No. 333-85912) of CIRCOR International, Inc. of our reports dated February 22, 2007, with respect to the consolidated balance sheets of CIRCOR International, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 Annual Report on Form 10-K of CIRCOR International, Inc.

As discussed in note 2 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123(R), “Share – Based Payment” on January 1, 2006. As discussed in note 13 to the consolidated financial statements, during the fourth quarter of 2006, the Company adopted Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”.

Our report dated February 22, 2007 on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting contains an explanatory paragraph that states that CIRCOR International, Inc. acquired Hale Hamilton Valves Limited (“Hale Hamilton”) and Sagebrush Pipeline Equipment Co. (“Sagebrush”) during 2006, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, Hale Hamilton’s and Sagebrush’s internal control over financial reporting associated with aggregate total assets of $104,737,876 and aggregate total revenues of $75,888,877 included in the consolidated financial statements of CIRCOR International, Inc. as of and for the year ended December 31, 2006. Our audit of internal control over financial reporting of CIRCOR International, Inc. also excluded an evaluation of the internal control over financial reporting of Hale Hamilton and Sagebrush.

/s/ KPMG LLP

Boston, Massachusetts

February 22, 2007